                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

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[ ]Preliminary Proxy Statement            [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]Definitive Proxy Statement

[_]Definitive Additional Materials

[X]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             COASTCAST CORPORATION
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                              JONATHAN P. VANNINI
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COASTCAST SHAREHOLDER CALLS SPECIAL MEETING
-------------------------------------------

HILLSBOROUGH, Calif. -- August 5, 1998. Hillsborough, California investor Jonathan Vannini called a special meeting of the shareholders of Coastcast Corporation (NYSE: PAR) to be held at 10:00 a.m. on September 22, 1998. The agenda for the meeting includes the election of a board of seven directors, the revocation of two controversial stock option proposals (one for officers and employees, the other for outsider directors), and the reimbursement of Mr. Vannini for the costs he incurs in connection with calling the meeting.

"My two central concerns are the company's poor financial performance and management's pattern of self-enrichment" said Vannini, who owns approximately 10% of Coastcast. According to Vannini, Coastcast's capital allocation practices are "practically obscene for a public company whose stock trades well below its IPO price. During the last three years Coastcast has paid Hans Buehler, the Chairman of its Board of Directors, over $1,900,000 in cash -- over 4% of the Company's operating income -- and over 500,000 stock options -- over 6% of the shares outstanding. Mr. Buehler's compensation is unusual for several reasons. Mr. Buehler owns over 14% of Coastcast, and the company concurrently employs a full time President and Chief Executive Officer, Mr. Richard Mora, who received over $1,474,000 in cash and over 400,000 stock options during the past three years in addition to the amounts given to Mr. Buehler."

In the meantime, Coastcast's financial performance has been abysmal. "Coastcast's stock currently trades in the range of $11 to $12 -- a negative return to shareholders since Coastcast went public at $16 per share in 1993. While the Coastcast shareholders have been hammered, the officers and directors have been richly, and I feel gratuitously, rewarded," said Vannini.

Additional facts Vannini finds troublesome include:

 .    Coastcast has reserved the right to grant its officers and employees up to an additional 500,000 stock options.

 .    Last year Coastcast repriced 288,790 stock options granted to Mr. Buehler and five other executives, which ensured they would receive an in-the-money upside not available to any other shareholder.

 .    Coastcast plans to pay its retired executives 70% of their annual salary in addition to their other benefits.

"Management seems to act as if the shareholders are irrelevant. It's time for a change," said Vannini.

Contact:
Jonathan Vannini, Hillsborough, CA
650/347-1800
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MONDAY AUGUST 17, 8:32 AM EASTERN TIME


COASTCAST SHAREHOLDER SUES COMPANY

HILLSBOROUGH, Calif, Aug. 17 /PRNewswire/ -- Hillsborough, California investor Jonathan Vannini filed a lawsuit last Friday against Coastcast. Corporation (NYSE: PAR - news) asking the Court to order Coastcast to comply with
       ---   ----
California law.

Specifically, Mr. Vannini asked the Court to order Coastcast (1) to hold a special meeting of the shareholders on September 22, 1998, (2) to provide a list of shareholders, and (3) to disclose the voting returns from the last annual meeting. Mr. Vannini had previously demanded Coastcast perform these actions, invoking sections 600, 1600, & 1509 of the California Corporations Code.

According to the complaint, "To date, Coastcast has refused to make available to Mr. Vannini the record of shareholders for inspection and copying; has refused to provide the results of the shareholder votes at the 1998 annual meeting; and has refused to call a special meeting of shareholders. Rather than comply with these legitimate requests, Coastcast filed a lawsuit against Mr. Vannini in the United States District Court for the Central District of California. The lawsuit is an example of Coastcast's continuing effort to protect entrenched management and thwart Mr. Vannini's attempt to improve the Company's operations and enhance shareholder value. Meanwhile, Coastcast's stock price has fallen to approximately $12-7/8 per share, a nearly 30% drop from the price on July 1, 1998."

SOURCE: Jonathan Vannini

THURSDAY AUGUST 27, 4:24 pm Eastern, Time

COASTCAST SHAREHOLDER PRAISES STOCK
PURCHASE PROGRAM

HILLSBOROUGH, Calif, Aug. 27 /PRNewswire/ -- Private investor Jonathan Vannini today praised Coastcast Corporation (NYSE: PAR - news) for initiating the stock purchase program Coastcast announced yesterday. On Wednesday, August 26th, Coastcast announced that it had authorized the purchase of 925,400 shares of its common stock from an institutional investor. Coastcast's press release also stated that the company had previously approved the purchase of an additional 560,000 shares of stock, which it was "actively pursuing on the open market."

Mr. Vannini, the owner of over 1O% of the outstanding shares of Coastcast common stock, said "I am pleased that the company has begun a program to enhance the value of the shareholders' investment in this stock. I hope and expect that this step marks the beginning of a dramatic change in the Company's attitude towards shareholders, and that Coastcast will make the buyback available to all shareholders instead of only a few. I urge Coastcast to complete a significant stock purchase program in short order and immediately take other steps necessary to improve the value of the shareholders' investment, such as eliminating excessive executive compensation and eliminating the board's ability to reprice stock options without shareholder approval."

SOURCE: Jonathan Vannini

              COASTCAST SHAREHOLDER REACTS TO MANAGEMENT CHANGES

HILLSBOROUGH, Calif., Nov. 3 -- Private investor Jonathan Vannini announced today he was pleased that Coastcast Corporation (NYSE: PAR - news) had adopted certain recently announced pro-shareholder actions. On Friday, October 30, Coastcast announced that

 .    Coastcast's board amended the employee stock option plan and non-employee director stock option plan to preclude repricing of outstanding options without shareholder approval

 .    its Chairman, Hans Buehler, relinquished all of his rights under
     Coastcast's supplemental executive retirement plan and recommended curtailment of the plan to the Coastcast board

 .    Mr. Buehler and Coastcast President Richard Mora voluntarily reduced their annual salary rates by more than 20 percent.

Mr. Vannini, the owner of over 11% of the outstanding shares of Coastcast common stock, said "I am pleased that the Company has taken some of the steps I have urged it to take to improve the value of the shareholders' investment, and I certainly hope the Company will continue to implement the suggestions I have pressed it to adopt. I will continue to closely monitor the Company's progress."

SOURCE: Jonathan Vannini